CONTACTS: Corporate Communications T - (412) 433-1300 E - media@uss.com	Emily Chieng Investor Relations Officer T - (412) 618-9554 E - ecchieng@uss.com	NEWS RELEASE

FOR IMMEDIATE RELEASE:

United States Steel Corporation Reports Fourth Quarter and Full-Year 2024 Results

•Fourth quarter 2024 net loss of $89 million, or $0.39 per diluted share; full-year 2024 net earnings of $384 million, or $1.57 per diluted share.
•Fourth quarter 2024 adjusted net loss of $28 million, or $0.13 per diluted share; full-year 2024 adjusted net earnings of $529 million, or $2.14 per diluted share.
•Fourth quarter 2024 adjusted EBITDA of $190 million; full-year 2024 adjusted EBITDA of $1,366 million.

PITTSBURGH, January 30, 2025 – United States Steel Corporation (NYSE: X) reported fourth quarter 2024 net loss of $89 million, or $0.39 per diluted share and adjusted net loss was $28 million, or $0.13 per diluted share. This compares to fourth quarter 2023 net loss of $80 million, or $0.36 per diluted share, and adjusted net earnings for the fourth quarter 2023 of $167 million, or $0.67 per diluted share.
Full-year 2024 net earnings was $384 million, or $1.57 per diluted share, and adjusted net earnings was $529 million, or $2.14 per diluted share. This compares to full-year 2023 net earnings of $895 million, or $3.56 per diluted share, and adjusted net earnings for 2023 of $1,195 million, or $4.73 per diluted share.
Commenting on the Company’s fourth quarter performance, U. S. Steel President and Chief Executive Officer, David B. Burritt said, “Our fourth quarter adjusted EBITDA of $190 million demonstrates continued strong performance amidst a sequentially weaker average selling price and demand environment across all our operating segments. Our results included better than expected cost performance in the North American Flat-Rolled segment and improved volumes in the Mini Mill segment later in the quarter. The North American Flat-Rolled segment generated 10% EBITDA margin, benefiting from a resilient commercial strategy, diverse product mix and continued focus on cost control. Our Mini Mill segment included initial shipments from our new,

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state-of-the-art Big River 2 (“BR2”) mill, which partially offset the impact of planned maintenance activity at Big River Steel during the quarter. When adjusting for $50 million in construction and ramp-up costs for strategic projects at Big River, the Mini Mill segment delivered 8% EBITDA margin. USSE earnings were pressured by continuing challenges in the pricing and demand environment. Tubular earnings were stronger sequentially in the fourth quarter driven by higher shipments.”
Commenting on the Company’s strategic initiatives, Burritt continued, “We are very pleased to see deliveries to customers from BR2 commence in early December and continue to see a steady ramp up in shipments into the first quarter. Customer feedback on BR2 product quality has been excellent and we thank our Big River team for safely delivering approximately $4 billion of transformational growth investments. Looking ahead, we expect to generate positive free cash flow in 2025, as volume and capability growth in our Mini Mill segment complements the resilient commercial strategy and operational strength our North American Flat Rolled segment continues to deliver.”
Q1 2025 Outlook
We expect first quarter adjusted EBITDA in the range of $100 million and $150 million. Our North American Flat-Rolled segment results are expected to decrease, primarily driven by seasonal logistics constraints in the mining sector, which will unwind in the second quarter. We expect this to be partially offset by resiliency in our commercial strategy. We expect an improvement in Mini Mill segment results reflecting the increase in shipments from BR2, even after accounting for approximately $50 million of ramp-up costs. In Europe, we expect results to slightly improve but still face pressures from challenging pricing and demand conditions. Our Tubular segment results should be largely consistent with the fourth quarter.

Earnings Highlights
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions, except per share amounts)	2024	2023	2024	2023
Net Sales	$3,509	$4,144	$15,640	$18,053
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)
Flat-Rolled	$222	$128	$934	$1,023
Mini Mill	(8)	74	233	383
U. S. Steel Europe	(35)	3	71	98
Tubular	15	126	135	638
Other	(4)	(1)	(7)	(3)
Depreciation, depletion and amortization	(251)	(241)	(913)	(916)
Total segment (loss) earnings before interest and income taxes	$(61)	$89	$453	$1,223
Other items not allocated to segments	(82)	(320)	(213)	(424)
(Loss) earnings before interest and income taxes	$(143)	$(231)	$240	$799
Net interest and other financial benefits	(24)	(66)	(198)	(248)
Income tax (benefit) expense	(30)	(85)	54	152
Net (loss) earnings	$(89)	$(80)	$384	$895
(Loss) earnings per diluted share	$(0.39)	$(0.36)	$1.57	$3.56

Adjusted net (loss) earnings (a)	$(28)	$167	$529	$1,195
Adjusted net (loss) earnings per diluted share (a)	$(0.13)	$0.67	$2.14	$4.73
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) (a)	$190	$330	$1,366	$2,139
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.

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UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
OPERATING STATISTICS
Average realized price: ($/net ton unless otherwise noted) (a)
Flat-Rolled	956	978	1,013	1,030
Mini Mill	789	807	857	875
U. S. Steel Europe	751	770	805	873
U. S. Steel Europe (€/net ton)	702	716	743	807
Tubular	1,539	2,390	1,905	3,137

Steel shipments (thousands of net tons): (a)
Flat-Rolled	1,846	2,034	7,845	8,706
Mini Mill	575	617	2,307	2,424
U. S. Steel Europe	732	1,024	3,578	3,899
Tubular	143	132	476	478
Total Steel Shipments	3,296	3,807	14,206	15,507

Intersegment steel (unless otherwise noted) shipments (thousands of net tons):
Mini Mill to Flat-Rolled	63	79	351	449
Flat-Rolled to Mini Mill	1	2	4	4
Flat-Rolled to Mini Mill (pig iron)	105	103	353	313
Flat-Rolled to USSE (coal)	—	242	258	874

Raw steel production (thousands of net tons):
Flat-Rolled	2,099	2,087	8,389	9,399
Mini Mill	664	752	2,838	2,953
U. S. Steel Europe	803	1,100	3,832	4,395
Tubular	153	157	575	568

Raw steel capability utilization: (b)
Flat-Rolled	63%	63%	63%	71%
Mini Mill (c)	61%	89%	80%	89%
U. S. Steel Europe	64%	87%	77%	88%
Tubular	68%	69%	64%	63%

CAPITAL EXPENDITURES (dollars in millions)
Flat-Rolled	117	161	495	536
Mini Mill	339	425	1,641	1,899
U. S. Steel Europe	36	43	118	109
Tubular	13	8	33	32
Other Businesses	—	—	—	—
Total	505	637	2,287	2,576
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 13.2 million net tons for Flat-Rolled, 3.3 million net tons for Mini Mill, 5.0 million net tons for U. S. Steel Europe and 0.9 million net tons for Tubular through the third quarter of 2024, and 6.3 million net tons for Mini Mill during the fourth quarter of 2024.

(c) Now includes the capacity of BR2 which produced first coil in October and delivered first customer shipments in December. BRS operated at 75% utilization during the quarter, which includes the impact of planned outage.

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UNITED STATES STEEL CORPORATION
CONDENSED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions, except per share amounts)	2024	2023	2024	2023
Net Sales	$3,509	$4,144	$15,640	$18,053

Operating expenses (income):
Cost of sales	3,318	3,851	14,060	15,803
Selling, general and administrative expenses	107	181	435	501
Depreciation, depletion and amortization	251	241	913	916
Earnings from investees	(36)	(39)	(112)	(115)
Asset impairment charges	—	125	19	129
Restructuring and other charges	(3)	15	8	36
Other losses (gains), net	15	1	77	(16)
Total operating expenses	3,652	4,375	15,400	17,254

(Loss) earnings before interest and income taxes	(143)	(231)	240	799
Net interest and other financial benefits	(24)	(66)	(198)	(248)

(Loss) earnings before income taxes	(119)	(165)	438	1,047
Income tax (benefit) expense	(30)	(85)	54	152

Net (loss) earnings	(89)	(80)	384	895
Less: Net earnings attributable to noncontrolling interests	—	—	—	—
Net (loss) earnings attributable to United States Steel Corporation	$(89)	$(80)	$384	$895

COMMON STOCK DATA:
Net (loss) earnings per share attributable to United States Steel Corporation Stockholders
Basic	$(0.39)	$(0.36)	$1.71	$3.98
Diluted	$(0.39)	$(0.36)	$1.57	$3.56
Weighted average shares, in thousands
Basic	225,173	223,130	224,817	224,761
Diluted	225,173	223,130	254,004	255,360
Dividends paid per common share	0.05	0.05	0.20	0.20

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UNITED STATES STEEL CORPORATION
CONDENSED CASH FLOW STATEMENT (Unaudited)
(Dollars in millions)	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023
Increase (decrease) in cash, cash equivalents and restricted cash
Operating activities:
Net earnings	$384	$895
Depreciation, depletion and amortization	913	916
Asset impairment charges	19	129
Restructuring and other charges	8	36
Loss on debt extinguishment	2	—
Pensions and other post-retirement benefits	(133)	(157)
Active employee benefit investments	65	32
Deferred income taxes	113	97
Working capital changes	(182)	385
Income taxes receivable/payable	(126)	(27)
Other operating activities	(144)	(206)
Net cash provided by operating activities	919	2,100

Investing activities:
Capital expenditures	(2,287)	(2,576)
Proceeds from sale of assets	5	8
Other investing activities	6	—
Net cash used in investing activities	(2,276)	(2,568)

Financing activities:
Issuance of long-term debt, net of financing costs	—	241
Repayment of long-term debt	(128)	(89)
Common stock repurchased	—	(175)
Other financing activities	(71)	(75)
Net cash used in financing activities	(199)	(98)

Effect of exchange rate changes on cash	(19)	15

Net decrease in cash, cash equivalents and restricted cash	(1,575)	(551)
Cash, cash equivalents and restricted cash at beginning of year	2,988	3,539

Cash, cash equivalents and restricted cash at end of period	$1,413	$2,988

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UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
	December 31,	December 31,
(Dollars in millions)	2024	2023
Cash and cash equivalents	$1,367	$2,948
Receivables, net	1,398	1,548
Inventories	2,168	2,128
Other current assets	299	319
Total current assets	5,232	6,943

Operating lease assets	72	109
Property, plant and equipment, net	11,973	10,393
Investments and long-term receivables, net	757	761
Intangibles, net	416	436
Goodwill	920	920
Other noncurrent assets	865	889
Total assets	$20,235	$20,451

Accounts payable and other accrued liabilities	2,747	3,028
Payroll and benefits payable	295	442
Short-term debt and current maturities of long-term debt	95	142
Other current liabilities	236	336
Total current liabilities	3,373	3,948

Noncurrent operating lease liabilities	44	73
Long-term debt, less unamortized discount and debt issuance costs	4,078	4,080
Employee benefits	117	126
Deferred income tax liabilities	657	587
Other long-term liabilities	526	497
United States Steel Corporation stockholders' equity	11,347	11,047
Noncontrolling interests	93	93
Total liabilities and stockholders' equity	$20,235	$20,451

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET (LOSS) EARNINGS
	Three Months Ended December 31,				Twelve Months Ended December 31,
(In millions of dollars)	2024		2023		2024		2023
Net (loss) earnings and diluted net earnings per share attributable to United States Steel Corporation, as reported	$(89)	$(0.39)	$(80)	$(0.36)	$384	$1.57	$895	$3.56
Restructuring and other charges	(3)		15		8		36
Stock-based compensation expense	14		14		51		51
Asset impairment charges (a)	—		123		19		127
VEBA asset surplus adjustment	(4)		(7)		(25)		(43)
Environmental remediation charges	14		—		18		11
Strategic alternatives review process costs	31		63		90		79
Granite City idling costs (a)	11		107		11		121
Other charges, net	15		10		16		12
Adjusted pre-tax net (loss) earnings to United States Steel Corporation	(11)		245		572		1,289
Tax impact of adjusted items (b)	(17)		(78)		(43)		(94)
Adjusted net (loss) earnings and diluted net earnings per share attributable to United States Steel Corporation	$(28)	$(0.13)	$167	$0.67	$529	$2.14	$1,195	$4.73
Weighted average diluted ordinary shares outstanding, in millions	225.2		254.5		254.0		255.4
(b) During the three months ended December 31, 2023, the Company recognized charges of $230 million for the indefinite idling of the iron and steel making processes at Granite City Works. This amount includes asset impairment charges of $123 million and other costs of $107 million primarily for take-or-pay commitments and employee-related costs.

(b) The tax impact of adjusted items for the three months and twelve months ended December 31, 2024 and 2023, is calculated using a blended tax rate of 24% for domestic items and 21% for USSE items.

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2024	2023	2024	2023
Reconciliation to Adjusted EBITDA
Net (loss) earnings attributable to United States Steel Corporation	$(89)	$(80)	$384	$895
Income tax (benefit) expense	(30)	(85)	54	152
Net interest and other financial benefits	(24)	(66)	(198)	(248)
Depreciation, depletion and amortization expense	251	241	913	916
EBITDA	108	10	1,153	1,715
Restructuring and other charges	(3)	15	8	36
Stock-based compensation expense	14	14	51	51
Asset impairment charges (a)	—	123	19	127
Environmental remediation charges	14	—	18	11
Strategic alternatives review process costs	31	63	90	79
Granite City idling costs (a)	11	107	11	121
Other charges, net	15	(2)	16	(1)
Adjusted EBITDA	$190	$330	$1,366	$2,139
Net earnings margin (b)	(3)%	(2)%	2%	5%
Adjusted EBITDA margin (b)	5%	8%	9%	12%
(a) During the three months ended December 31, 2023, the Company recognized charges of $230 million for the indefinite idling of the iron and steel making processes at Granite City Works. This amount includes asset impairment charges of $123 million and other costs of $107 million primarily for take-or-pay commitments and employee-related costs.

(b) The net earnings and adjusted EBITDA margins represent net earnings or adjusted EBITDA divided by net sales.

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF PAST TWELVE MONTHS OF FREE AND INVESTABLE CASH FLOW
	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Total of the
(Dollars in millions)	2024	2024	2024	2024	Four Quarters
Net cash (used) provided by operating activities	$(28)	$474	$265	$208	$919
Net cash used in investing activities	(645)	(630)	(509)	(492)	(2,276)
Free cash flow	(673)	(156)	(244)	(284)	(1,357)
Strategic capital expenditures	468	468	346	312	1,594
Investable free cash flow	$(205)	$312	$102	$28	$237

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We present adjusted net earnings, adjusted net earnings per diluted share, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP measures that exclude the effects of items that include: restructuring and other charges, stock-based compensation expense, asset impairment charges, VEBA asset surplus adjustment, environmental remediation charges, strategic alternatives review process costs, Granite City idling costs, tax impact of adjusted items and other charges, net (Adjustment Items). Adjusted EBITDA and adjusted EBITDA margins are also non-GAAP measures that exclude the effects of certain Adjustment Items. We present adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin should not be considered a substitute for net earnings, earnings per diluted share or other financial measures as computed in accordance with U.S. GAAP and are not necessarily comparable to similarly titled measures used by other companies.
We also present free cash flow, a non-GAAP measure of cash generated from operations after any investing activity and investable free cash flow, a non-GAAP measure of cash generated from operations after any investing activity adjusted for strategic capital expenditures. We believe that free cash flow and investable free cash flow provide further insight into the Company's overall utilization of cash. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information regarding the Company that may constitute "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words "believe," "expect," "intend," "estimate," "anticipate," "project," "target," "forecast," "aim," "should," "plan," "goal," "future," "will," "may" and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, anticipated capital expenditures, the construction or operation of new or existing facilities or capabilities and the costs associated with such matters, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the merger between the Company and Nippon Steel Corporation (the "Merger"), including the timing of the completion of the Merger. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but

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instead represent only the Company's beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the Merger on a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the Merger (the "Merger Agreement"); risks arising from litigation related to the Merger, either brought by or against the parties; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Merger and related litigation; certain restrictions during the pendency of the Merger that may impact the Company's ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company's common stock; the risk of any unexpected costs or expenses resulting from the Merger; the risk that the Merger and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending Merger could distract management of the Company. The Company directs readers to its Annual Report on Form 10-K for the year ended December 31, 2023, the quarterly report on Form 10-Q for the quarter ended September 30, 2024, and the other documents it files with the SEC for other risks associated with the Company's future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. All information in this report is as of the date above. The Company does not undertake any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations whether as a result of new information, future events or otherwise, except as required by law.
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2025-006
Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the Company’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3® advanced high-strength steel. The Company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 25.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

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